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                                  EXHIBIT 99.2

                              [FRONT OF PROXY CARD]

                 THE FARMERS STATE BANK OF NEW WASHINGTON, OHIO


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE
                     MARKED WILL BE VOTED FOR THE PROPOSAL.
                                          ---

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of The Farmers State Bank of New Washington, Ohio (hereinafter called "Corporation") hereby constitute(s) and appoint(s) Dorothy L. Robey and Blythe
A. Friedley, or each of them, proxies and attorneys of the undersigned, with full power of substitution, for and in the name of the undersigned, to attend the Special Meeting of the Shareholders of said Corporation to be held
January __, 1998, at 2:00 P.M. E.S.T. and any adjournment or adjournments thereof, and thereat to vote as specified below:


1. PROPOSAL to adopt the Agreement and Plan of Reorganization dated as of July 3, 1997, as amended November 25, 1997 and November 26, 1997, by and between the Corporation and First Citizens Banc Corp ("First Citizens") and the related Merger Agreement by and among the Corporation, First Citizens and Farmers Interim Bank, a wholly-owned interim bank subsidiary of First Citizens ("Interim Bank"), and to approve the transactions contemplated thereby, including the merger of Interim Bank with and into Farmers.

                  [  ] FOR                                    [  ] AGAINST


2. To transact such other business as may properly come before the meeting or any adjournment thereof.


A VOTE FOR THE PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS.
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                              [BACK OF PROXY CARD]

          All shares represented by properly executed proxies will be voted as directed. IF NO SPECIFIC VOTE IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL. If any other business is presented at said meeting, the proxy shall be voted in accordance with the recommendations of management. All Proxies previously given are hereby revoked. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or notice in person at the meeting, or by subsequently dated proxy. Receipt of the accompanying Proxy Statement/Prospectus is hereby acknowledged.

                                      Signature
                                                -------------------------------
                                      Print Name
                                                -------------------------------
                                      Date
                                           ------------------------------------

          Please sign exactly as your name appears on the label above and return this Proxy promptly in the accompanying envelope. If the shares are issued in the names of two or more persons, all persons should sign the Proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer, or in the partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

               [ ] Please check this box if you are planning to attend the Special Meeting of Shareholders.